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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Segue Software, Inc. on Form S-8 of our report dated January 31, 1997, on our audits of the financial statements of Segue Software, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in the Annual Report on Form 10-K of Segue Software, Inc. for the year ended December 31, 1996.



                                       /s/ Coopers & Lybrand L.L.P.
                                       ----------------------------
                                       COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
August 4, 1997